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          Tarpon Industries Appoints Rehmann Robson as Company Auditor

MARYSVILLE, MI----October 30, 2006 -- Tarpon Industries, Inc. (AMEX:TPO), a manufacturer and distributor of structural and mechanical steel tubing and engineered steel storage rack systems, today announced the appointment of Rehmann Robson as the new auditor for the Company.

Commenting on the appointment, James W. Bradshaw, Tarpon chairman and chief executive officer said, "Rehmann Robson is an excellent fit for our company. They are headquartered here in Michigan, and have experience with our industry. Through their international affiliation they have offices in Canada, close to our subsidiary there. We look forward to working closely with them as a trusted business advisor."

Rehmann Robson is a unit of The Rehmann Group, LLC, which has grown to become one of the largest certified public accounting and business consulting firms in the Midwest United States.

Tarpon Industries, Inc.

Tarpon Industries, Inc., through its wholly owned subsidiaries within the United States and Canada, manufactures and sells structural and mechanical steel tubing and engineered steel storage rack systems. The company's mission is to become a larger and more significant manufacturer and distributor of structural and mechanical steel tubing, engineered steel storage rack systems and related products. For more information, please visit Tarpon's website at http://www.tarponind.com.

Forward-Looking Statements

Certain statements made by Tarpon in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management's assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales, our ability to successfully integrate acquisitions, changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors, costs related to legal and administrative matters, our ability to realize cost savings expected, inefficiencies related to production that are greater than anticipated, changes in technology and technological risks, foreign currency fluctuations, increased fuel costs, increased steel costs as it relates to our selling price, work stoppages and strikes at our facilities and those of our customers, the presence of downturns in customer markets where the company's goods and services are sold, financial and business downturns of our customers or vendors, and other factors, uncertainties, challenges, and risks detailed in Tarpon's public filings with the Securities and Exchange Commission. Tarpon does not intend or undertake any obligation to update any forward-looking statements.

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